November 2, 2010

FLORIDA DEPARTMENT OF STATE
Division of Corporations

SHENGKAI INNOVATIONS, INC.
NO. 27 WANG GANG RD.
JIN NAN (SHUANG GANG) ECON.TECH. DEV. AR
TIANJIN (PRC - CHINA), -- 30035CH

Re: Document Number P04000165575

The Articles of Amendment to the Articles of Incorporation for SHENGKAI INNOVATIONS, INC., a Florida corporation, were filed on November 2, 2010.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H10000238734.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Irene Albritton
Regulatory Specialist II
Division of Corporations

Letter Number: 410A00025819

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 2, 2010, to Articles of Incorporation for SHENGKAI INNOVATIONS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H10000238734. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P04000165575.

Authentication Code: 410A00025819-110210-P04000165575-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Second day of November, 2010

Dawn K. Roberts

Dawn K. Roberts
Secretary of State

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SHENGKAI INNOVATIONS, INC.

Pursuant to Chapter 607.1006, Title XXXVI of the Florida Statutes, Shengkai Innovations, Inc. (the "Company"), a Florida Profit Corporation, does hereby submit these Articles of Amendment for the purpose of amending the Company's Articles of Incorporation as follows:

FIRST: The name of the Company is:

SHENGKAI INNOVATIONS, INC.

SECOND: Section 1 of the Articles of Incorporation of the Company is hereby amended as follows:

> Section 1. The Corporation shall be authorized to issue 115,000,000 shares of capital stock, of which 100,000,000 shares shall be common stock, par value $0.001 per share ("Common Stock"), and 15,000,000 shares shall be preferred stock, par value $0.001 per share ("Preferred Stock").

THIRD: This Amendment was duly adopted by the Board of Directors pursuant to actions taken by unanimous written consent of Board of Directors of the Company and majority written consent of the Shareholders of the Company on September 30, 2010.

FOURTH: This Amendment shall take effect as of November 2, 2010.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this September 30, 2010.

SHENGKAI INNOVATIONS, INC.

By: ______________________
Wang Chen, Chief Executive Officer